Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

Gran Tierra Energy Inc.

Calgary, Canada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 1, 2016, relating to the consolidated financial statements of PetroLatina Energy Limited appearing in the Form 8-K of Gran Tierra Energy Inc. dated August 1, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

London, United Kingdom

August 1, 2016